MULTIPLE INDEBTEDNESS LEASEHOLD MORTGAGE, ASSIGNMENT OF	* * *

LEASES AND RENTS, SECURITY
AGREEMENT AND FIXTURE FILING * *

Loan No. 70004291 *

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UNITED STATES OF AMERICA STATE OF LOUISIANA PARISH OF CALCASIEU
600336v7 12/29/2006 2:43:19 PM 4866.193

(TX)

BE IT KNOWN, that on and effective as of December 29, 2006,

BEFORE ME, the undersigned, a Notary Public, duly commissioned and qualified, and in the presence of the witnesses hereinafter named undersigned, personally came and appeared:

TMB-LAKE CHARLES, L.P., a Delaware limited partnership (“Borrower”), (Tax Payer Identification Number 13-4126153, whose address is 707 Westchester Avenue, White Plains, New York 10604, represented herein by and through SMP-General Partner, LLC, a Delaware limited liability company, its General Partner, duly authorized pursuant to the Written Consent of the General Partner of TMB-Lake Charles, L.P. attached hereto and made a part hereof;

Which declared that Borrower does, by these presents, declare and acknowledge an indebtedness unto;

GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, and its successors and assigns (in its individual capacity, “GECC”, and as agent for Lender (as defined below), “Agent”).

RECITALS

A. Lender has agreed, subject to the terms and conditions of that certain

Loan Agreement of even date herewith (said Loan Agreement, as amended from time to time being hereinafter referred to as the “Loan Agreement”), executed by and among Borrower, certain affiliates of Borrower (together with Borrower, the “Borrower Parties” and each individually a “Borrower Party”), General Electric Capital Corporation, a Delaware corporation (in its individual capacity as a lender (“GECC”)) and the other financial institutions who are or hereafter become parties to the Loan Agreement (together with GECC, collectively or individually, as the context may require, “Lender”) and Agent, as agent for Lender, to make a loan (the “Loan”) to the Borrower Parties in the aggregate principal amount of up to Forty Three Million Fifty Thousand and No/100 Dollars
($43,050,000.00). The Loan is evidenced by that certain Promissory Note of even date herewith (the “Initial Funding Note”) in the original principal amount of up to Forty Million Seven Hundred Fifty Thousand and No/100 Dollars ($40,750,000.00) and that certain Promissory Note of even date herewith (the “Construction Note”) in the original principal amount of up to Two Million Three Hundred Thousand and No/100 Dollars ($2,300,000.00), providing for monthly payments as set forth in the Loan Agreement, with the balance thereof, due and payable on December 28, 2011 (said date or any earlier date on which the entire unpaid principal amount shall be paid or required to be paid in full, whether by prepayment, acceleration or otherwise is hereinafter called the “Maturity Date”). The Initial Funding Note, the Construction Note and all amendments thereto and substitutions therefor are hereinafter referred to collectively, as the “Note.” The terms and provisions of the Loan Agreement and Note are hereby incorporated by reference in this Mortgage. The Note has not been delivered to the undersigned Notary Public for purposes of paraphing it for identification to this Mortgage. Capitalized terms used but not defined herein shall have the meanings provided in the Loan Agreement.

B. Lender and Agent wish to secure: (i) the payment of the Note, together with all interest, premiums and other amounts, if any, due in accordance with the terms of the Note, as well as the payment of any additional indebtedness accruing to Lender or Agent on account of any future payments, advances or expenditures made by Lender or Agent pursuant to the Note, the Loan Agreement or this Mortgage or any of the other Loan Documents (hereinafter defined); (ii) the performance of each and every covenant, condition, and agreement contained in the Note, the Loan Agreement, this Mortgage, that certain Hazardous Materials Indemnity Agreement of even date herewith made by Borrower Parties and Richard Segal (“Segal”) (Segal is referred to herein as “Principal”) in favor of Agent and any other documents evidencing or securing the Loan or executed in connection therewith (such documents together with any modifications, renewals, extensions or replacements thereof are collectively referred to herein as the “Loan Documents”); and (iii) the payment of any and all other debts, claims, obligations, demands, monies, liabilities and indebtedness of any kind or nature now or hereafter owing, arising, due or payable from Borrower Parties to Lender or Agent in connection with the Loan pursuant to one or more of the Loan Documents. All present and future payment obligations of Borrower Parties and Principal to Lender or Agent with respect to the Loan or under any of the Loan Documents are hereinafter sometimes collectively referred to as the “Indebtedness,” and all other present and future obligations of Borrower Parties and Principal to Agent with respect to the Loan or under any of the Loan Documents are hereinafter sometimes collectively referred to as the “Obligations”.

NOW, THEREFORE, IN ORDER TO SECURE the repayment of the Indebtedness and the performance of the Obligations, all in accordance with the terms and tenor hereof, Borrower does by these presents specially mortgage, affect, hypothecate, assign and grant a continuing security interest in, to inure to the use and benefit of Agent and Lender, the following described property now owned or hereafter acquired and all proceeds thereof subject to those exceptions to title described in the Title Policy (as defined in the

Loan Agreement) (which property is hereinafter sometimes collectively referred to as the “Property”):

A. The leasehold estate (“Leasehold Estate”) created by that certain

Ground Lease Agreement with respect to real estate described on Exhibit A attached hereto (the “Land”) dated June 23, 2000 between Women & Children’s Hospital, LLC (“Ground Lessor”) and Borrower as Lessee (being referred to herein as the “Ground Lease”);

B. All of Borrower’s right, title and interest in and to the following,

(collectively, the “Improvements”): all buildings, improvements and fixtures now or in the future located or to be constructed on the Land; to the extent not owned by tenants or subtenants of the Property, all component parts of the Land and improvements, and all accessions thereto, all machinery, appliances, equipment, furniture, fixtures and all other personal property of every kind or nature located in or on, or attached to, or used or to be used in connection with the Land, buildings, improvements or fixtures; all building materials and goods procured for use or in connection with the foregoing; and all additions, substitutions and replacements to any of the foregoing, whether attached or to be attached to the Land or to the Improvements;

C. To the extent of Borrower’s interest therein and to the extent such is assignable, all plans, specifications, architectural renderings, drawings, soil test reports, other reports of examination or analysis of the Land or the Improvements;

D. All of Borrower’s right title and interest in servitudes, rights-of-way,

water courses, mineral rights, water rights, air rights and appurtenances in any way belonging, relating or appertaining to any of the Leasehold Estate, Land or Improvements, or which hereafter shall in any way belong, relate or be appurtenant thereto (“Appurtenances”);

E. All of Borrower’s right title and interest in:

1. All leases, licenses and other agreements with regard to the use,

enjoyment or occupancy of the Land and/or Improvements including, without limitation, the that certain Master Lease dated June 23, 2000 between Borrower as landlord and Ground Lessor as tenant (the “Master Lease”) and all of the agreements affecting the use, enjoyment or occupancy of the Property, leases and other occupancy agreements now or hereafter entered into (the “Leases”) and all rents, prepayments, security deposits, termination payments, royalties, profits, issues and revenues from the Land and/or Improvements from time to time accruing under the Leases (the “Rents”), reserving to Borrower, however, so long as no Event of Default (hereinafter defined) is continuing hereunder, the right to enforce the Leases and to receive and apply the Rents in accordance with the terms and conditions of Section 9 of this Mortgage, and all guaranties of any Leases or Rents;

2. All claims, demands, judgments, insurance proceeds, refunds,

reserves, deposits, rights of action, awards of damages, compensation, settlements and other rights to the payment of money hereafter made resulting from or relating to (i) the taking of the Leasehold Estate, the Land or the Improvements or any part thereof under the power of eminent domain, (ii) any damage (whether caused by such taking, by casualty or otherwise) to the Land, Improvements or Appurtenances or any part thereof, or (iii) the ownership or operation of the Property;

3. To the extent assignable, all management contracts, permits,

certificates, licenses, approvals, contracts, purchase and sale agreements, purchase options, entitlements, development rights and authorizations, however characterized, issued or in any way furnished for the acquisition, construction, development, operation and use of the Land, Improvements and/or Leases, including building permits, environmental certificates, licenses, certificates of operation, warranties and guaranties;

4. All of the following types of collateral, as defined in the

Uniform Commercial Code as in effect from time to time in the State of Louisiana (La. R.S. 10:9-101, et seq.) (the “Code”): accounts, contract rights, general intangibles, chattel paper, documents, instruments, inventory, goods, equipment, investment property, deposit accounts, letter of credit rights, commercial tort claims, supporting obligations and all books and records relating to the foregoing; provided that Borrower will cooperate with Lender in obtaining “control” as defined in the Code, with respect to collateral consisting of deposit accounts, investment property, letter of credit rights and electronic chattel paper;

5. Any monies on deposit with or for the benefit of Lender,

including deposits for the payment of real estate taxes and any cash collateral account;

6. All proceeds, products, replacements, additions, substitutions,

renewals and accessions of and to the Leasehold Estate, Land, Improvements, Appurtenances or any other property of the types described in the preceding granting clauses; and

F. Any and all after-acquired right, title or interest of Borrower in and to any property of the types described in the preceding granting clauses. Borrower acknowledges that some of the aforesaid items are or are to become “fixtures” (that term is defined in the Code) on the above described Land and as Improvements, and as provided under the Code this Mortgage upon be filed for record in the real property records of Calcasieu Parish, Louisiana, shall operate also as a “fixture filing” and financing statement upon such of the items as are or may become fixtures.

The Property shall remain specially mortgaged, affected, hypothecated and assigned unto and in favor of Agent, for the benefit of Agent and Lender, until the full and final payment or discharge of the Indebtedness and the Obligations, and the Borrower is herein and hereby banned and obligated not to sell or alienate the Property to the prejudice of this act.

The maximum amount of Indebtedness that maybe outstanding at any time, and from time to time, that this Mortgage secures, including without limitation as a Mortgage and as a Collateral Assignment, including all principal, interest and any expenses or advances incurred by Agent and Lender and all other amounts include within the Indebtedness is $100,000,000.00 (the “Maximum Amount”).

Borrower acknowledges that this Mortgage secures any and all loans and advances made or incurred by Borrower under or pursuant to this Mortgage, the Note, the Loan Documents, or otherwise, whether optional or obligatory by Lender. This Mortgage is and shall remain effective, even though the amount of the Indebtedness may now be zero or may later be reduced to zero, until all of the amounts, liabilities or obligations, present and future, comprising the Indebtedness and the Obligations have been incurred and are extinguished.

Borrower covenants and agrees with Agent and Lender as follows:

1. Payment of Indebtedness; Performance of Obligations. Borrower

and/or the other Borrower Parties shall promptly pay when due the Indebtedness and shall promptly perform all Obligations.

2. Taxes and Other Obligations. Borrower shall pay or cause to be paid,

when due, and before any interest, collection fees or penalties shall accrue, all taxes, assessments, fines, impositions and other charges and obligations, which may become a lien on or charge against the Property (collectively, “Charges”) and shall provide Agent with evidence of the payment of the same. Borrower shall have the right to contest, in good faith by appropriate proceedings, the amount or validity of any such Charges so long as: (a) Borrower has given prior written notice to Agent of Borrower’s intent to so contest or object to any such Charges; (b) such contest stays the enforcement or collection of the Charges or any lien created; and (c) Borrower has obtained an endorsement, in form and substance satisfactory to Agent, to the loan policy of title insurance issued to Agent insuring over any such lien, or Borrower has deposited with Agent a bond or other security satisfactory to Agent in the amount of 150% of the amount of such Charges.

Should Borrower fail to make any of such payments, Lender or Agent may, upon notice to Borrower and Borrower’s failure to pay (or cause payment of) same within five (5) days after receipt of notice of such failure, at its option and at the expense of Borrower, pay the amounts due for the account of Borrower. Upon the request of Agent, Borrower shall immediately furnish to Agent copies of all notices Borrower has received of amounts due and receipts evidencing payment. Borrower shall promptly, upon obtaining actual knowledge thereof, notify Agent of any lien on all or any part of the Property (other than the liens created hereby) and shall promptly discharge any unpermitted lien or encumbrance.

3. Intentionally Omitted.

4. -6-

Use of Property. Unless required by applicable law, Borrower shall not, to the extent within its control under the Ground Lease and Master Lease permit any material changes in the use of any part of the Project from the use existing at the time this [Mortgage/Deed of Trust] is executed. Borrower shall not initiate or acquiesce in a change in the plat of subdivision, or zoning classification of the Property without Agent’s prior written consent, which consent shall not be unreasonably withheld provided the value of the Property and Agent’s lien will not be impaired thereby.

5. Insurance and Condemnation.

(a) Insurance.

(i) Borrower shall keep (or cause to be kept) the Improvements insured, and shall maintain (or cause to be maintained) casualty coverage, general liability coverage, business interruption coverage and such other coverages reasonably requested by Agent, by carrier(s), in amounts and in form at all times reasonably satisfactory to Agent, which carrier(s), amounts and form shall not be changed without the prior written consent of Agent. Agent’s consent to a change in carrier(s) and/or forms shall not be unreasonably withheld. All insurance policies required to be maintained pursuant to this Section 5 (“Insurance Policies”) shall contain a Lender’s Loss Payable Endorsement. All Insurance Policies shall provide that the coverage shall not be canceled, or materially modified or reduced, without thirty (30) days advance written notice from the insurance company to Agent. If a blanket policy is issued, a certified copy of said policy shall be furnished, together with a certificate indicating that Agent, for the benefit of itself and Lender, is a certificate holder, mortgagee and loss payee under such policy in the designated amount.

(ii) In case of loss or damage by fire or other casualty, Borrower shall, upon obtaining actual knowledge thereof, give immediate written notice thereof to the insurance carrier(s) and to Agent. Agent is authorized and empowered, and Borrower hereby irrevocably appoints Agent as its attorney-in-fact (such appointment is coupled with an interest), at its option, to make or file proofs of loss or damage and to settle and adjust any claim under insurance policies which insure against such risks, or to direct Borrower, in writing, to agree with the insurance carrier(s) on the amount to be paid in regard to such loss; provided, however, that as long as no Event of Default then exists, Agent shall not exercise said Power of Attorney, but instead shall have the right to approve (i) the proposed proofs of loss or damages and (ii) any settlement or adjustment, such approval not to be unreasonably withheld. Any attempt by Borrower to make or file proofs of loss or damage or to settle or adjust any claim under such insurance policies without such approval of Agent shall constitute an Event of Default.

(iii) Provided no Event of Default then exists and Borrower certifies as to same, the net insurance proceeds (after deduction of Agent’s out-of-pocket reasonable costs and expenses, if any, in collecting the same) shall be made available for the restoration or repair of the Property if, in Agent’s reasonable judgment: (a) the value of Agent’s security is not reduced; (b) (reserved); (c) the Master Lease has not terminated as a result of the loss or damage and the tenant thereunder is obligated to (and continues to) pay the rent thereunder without interruption because of such casualty; (d) the loss does not occur in the nine (9) month period immediately preceding the stated Maturity Date and Agent’s independent consultant certifies (such certification to be reasonably issued) that the restoration of the Property can be substantially completed (so that a certificate of occupancy may be issued and the medical office building may be occupied) at least nine (9) months prior to the Maturity Date; and (e) Borrower deposits with Agent from time-to-time an amount, in cash, which Agent, in its reasonable discretion, determines is necessary, in addition to the net insurance proceeds to pay in full the cost of the restoration or repair (Borrower’s deposit shall be disbursed prior to any disbursement of insurance proceeds held by Agent). Any excess proceeds remaining after completion of such repair shall be distributed first to Borrower to the extent Borrower has deposited funds with Agent for such repair with the balance applied against the Indebtedness, provided such application shall not give rise to any prepayment remedy, premium or Make-Whole Amount. Notwithstanding the foregoing, it shall be a condition precedent to any disbursement of insurance proceeds held by Agent hereunder that Agent shall have approved (such approval not to be unreasonably withheld) (x) all plans and specifications for any proposed repair or restoration, (y) the construction schedule and (z) the architect’s and general contractor’s contracts for all restoration that exceeds $100,000 in the aggregate. Agent may establish other conditions it deems reasonably necessary to assure the work is fully completed in a good and workmanlike manner free of all liens or claims by reason thereof, and in compliance with all applicable laws, rules and regulations. At Agent’s option, the net insurance proceeds shall be disbursed pursuant to a construction escrow reasonably acceptable to Agent. If an Event of Default then exists, or any of the conditions set forth in clauses (a) through (e) of this Section 5(a)(iii) have not been met or satisfied, the net insurance proceeds shall be applied to the Indebtedness (without incurrence of any prepayment penalty premium or Make-Whole Amount) in such order and manner as Agent may elect, whether or not due and payable, with any excess paid to Borrower.

(iv) In the event Borrower fails to provide Agent with evidence of the insurance coverage required by this Mortgage, and such failure continues for five (5) business days after receipt of notice of such failure Agent may purchase insurance at Borrower’s expense to protect Agent’s or Lender’s interest in the Property. This insurance may, but need not, protect Borrower’s interests. The coverage purchased by Agent may not pay any claim made by Borrower or any claim that is made against Borrower in connection with the Property. Borrower may later cancel any insurance purchased by Agent, but only after providing Agent with evidence that Borrower has obtained insurance as required by this Mortgage. If Agent purchases insurance for the Property, Borrower will be responsible for the costs of that insurance, including interest and other out-of-pocket reasonable charges incurred by Agent in connection with the placement of the insurance, until the effective date of the cancellation or expiration of the insurance. The costs of the insurance may be added to the Obligations. The costs of the insurance may be more than the cost of insurance Borrower is able to obtain on its own.

(b) Condemnation.

(i) Borrower shall within three (3) business days of its receipt of notice thereof, notify Agent of any action or proceeding relating to any condemnation or other taking, whether direct or indirect, of the Property, or part thereof, and Borrower shall, after consultation with and subject to Agent’s approval (not to be unreasonably withheld), appear in and prosecute any such action or proceeding. Upon Borrower’s failure to act in accordance with Agent’s prior approval, Borrower authorizes Agent, at Agent’s option, as attorney-in-fact for Borrower (such appointment as attorney-in-fact is coupled with an interest), to commence, appear in and prosecute, in Agent’s or Borrower’s name, any action or proceeding relating to any condemnation or other taking of the Property, and to settle or compromise any claim in connection with such condemnation or other taking. The proceeds of any award, payment or claim for damages, direct or consequential, in connection with any condemnation or other taking of the Property, or part thereof, or for conveyances in lieu of condemnation, are hereby assigned to and shall be paid to Agent and in accordance with the provisions of Section 5(b)(ii) below. Agent is authorized (but is under no obligation) to collect any such proceeds.

(ii) Agent may, in its sole discretion, elect to (y) apply the net proceeds of any condemnation award (after deduction of Agent’s reasonable costs and expenses, if any, in collecting the same) in reduction of the Indebtedness in such order and manner as Agent may elect (such application not to give rise to any prepayment penalty, premium or Make-Whole Amount), whether due or not or (z) make the proceeds available to Borrower for the restoration or repair of the Property. If the net proceeds of the condemnation award are made available to Borrower for restoration or repair, the net proceeds of the condemnation award shall be disbursed upon satisfaction of and in accordance with the terms and conditions set forth in Section 5(a)(i) above. Agent is authorized (but is under no obligation) to collect any such proceeds.

6. Preservation and Maintenance of Property. Borrower shall (a) not commit waste or permit impairment or deterioration of the Property; (b) not abandon the Property it being agreed that Borrower’s net leasing of the Property to a third party shall not constitute an abandonment of the Property by Borrower); (c) keep the Property (or cause the Property to be kept) in good repair and restore or repair (or cause to restore or repair) promptly, in a good and workmanlike manner, all or any part of the Property to the equivalent of its original condition, or such other condition as Agent may approve in writing (such approval not to be unreasonably withheld), upon any damage or loss thereto; (d) comply (or cause compliance) with all laws, ordinances, regulations and requirements of any governmental body applicable to the Property; (e) at any time the Property is not subject to the Master Lease or another Lease of a similar nature approved by Agent (such approval not to be unreasonably withheld), provide for management of the Property by a property manager reasonably satisfactory to Agent pursuant to a contract in form and substance reasonably satisfactory to Agent; and (f) upon obtaining actual knowledge of any such action or proceeding, give notice in writing to Agent of and, unless otherwise directed in writing by Agent, appear in and defend any action or proceeding purporting to affect the Property, the security granted by the Loan Documents or the rights or powers of Agent. Neither Borrower nor (except to the extent permitted in the Master Lease) any tenant or other person shall remove, demolish or alter any Improvement on the Land except when incident to the replacement of fixtures, equipment, machinery and appliances with items of like kind.

7. Protection of Agent’s and or Lender’s Security. If (a) Borrower fails to pay the Indebtedness or to perform the Obligations and such default ripens into an Event of Default, (b) any action or proceeding is commenced which affects or could reasonably be expected to affect the Property or Agent’s or Lender’s interest therein, including any loss, damage, cost, expense or liability incurred by Agent or Lender with respect to (i) any environmental matters relating to the Property or (ii) the preparation of the commencement or defense of any action or proceeding or any threatened action or proceeding affecting the Loan Documents or the Property, then Agent, at Agent’s option, may make such appearances, disburse such sums and take such action as Agent deems necessary, in its reasonable discretion, to protect the Property or Agent’s or Lender’s interest therein, including entry upon the Property (subject to the rights of tenants and subtenants) to take such actions Agent determines reasonably appropriate to preserve, protect or restore the Property. Any amounts disbursed by Agent or Lender pursuant to this Section 7 (including reasonable attorneys’ fees, costs and expenses), together with interest thereon at the “Default Rate” (defined in the Note) from the date of disbursement, shall become additional Indebtedness of Borrower secured by the lien of this Mortgage and the other Loan Documents and shall be due and payable on demand. Nothing contained in this Section 7 shall require Agent or Lender to incur any expense or take any action hereunder.

8. Actions. Borrower shall warrant title subject to the Permitted

Exceptions, the encumbrances created hereby and any subsequent encumbrances approved by Agent in writing (such approval not to be unreasonably withheld for items with respect to Borrower’s incurrence of debt) and appear in and defend any claim or any action or other proceeding purporting to affect title or other interests relating to any part of the Property, the security of this Mortgage or the rights of Agent or Lender, and, upon obtaining actual knowledge thereof give Agent prompt written notice of any such claim, action or proceeding. Agent may, at the expense of Borrower, appear in and defend any such claim, action or proceeding and any claim, action or other proceeding asserted or brought against Agent or Lender in connection with or relating to any part of the Property or this Mortgage.

9. Leases; Assignment of Rents: Borrower shall not, without Agent’s prior written consent (which consent shall not be unreasonably withheld), execute, modify, amend, surrender or terminate any Lease to which it is a party. All Leases executed or renewed after the date hereof (other than any renewals (without modification) of the Ground Lease or Master Lease) must be approved by Agent (which approval shall not be unreasonably withheld) must be approved by Agent prior to the execution or renewal thereof by Borrower. Borrower shall not be authorized to enter into any further ground lease of the Property without Agent’s prior written approval. If Agent consents to any new lease or the renewal of any existing lease (other than the renewal of the Ground Lease or the Master Lease without modification), at Agent’s request, Borrower shall cause the tenant thereunder to execute a subordination and attornment agreement in form and substance reasonably satisfactory to Agent prior to Borrower’s execution of such Lease.

Borrower shall, in all material respects, comply with and observe Borrower’s obligations as landlord under all Leases to which it is a party. This Mortgage shall not make Agent responsible for the control, care, management, or repair of the Property or any personal property or for the carrying out of any of the terms of the Leases unless and until Agent takes possession and control of the Property . Agent shall not be liable in any way for any injury or damage to person or property sustained by any person or persons, firm or corporation in or about the Property.

Borrower absolutely and unconditionally assigns and transfers to Agent, for the benefit of Agent and Lender, all of Borrower’s right, title and interest in and to the Rents; provided, however, so long as an Event of Default has not occurred and is continuing, Borrower shall have the right to collect all Rents, and shall hold the same, in trust, to be applied first to the payment of all impositions, levies, taxes, assessments and other charges upon the Property, second to maintenance of insurance policies upon the Property required hereby (to the extent not paid for by the tenant under the Master Lease), third to the expenses of Property operations (to the extent not paid for by the tenant under the Master Lease), including maintenance and repairs required hereby, fourth to the payment of that portion of the Indebtedness then due and payable, and fifth, the balance, if any, to or as directed by Borrower. If an Event of Default has occurred and is continuing, Borrower’s right to collect and secure the Rents shall, upon notice from Agent, cease and Agent shall have the sole right, with or without taking possession of the Property to collect all Rents and apply the same first to the payment of all impositions, levies, taxes, assessments and other charges upon the Property, second to maintenance of insurance policies upon the Property required hereby (to the extent not paid by for by the tenant under the Master Lease), third to the expenses of Property operations (to the extent not paid for by the tenant under the Master Lease), including maintenance and repairs required hereby, fourth to the payment of that portion of the Indebtedness then due and payable, and fifth, the balance, if any, to or as directed by Borrower. Borrower has executed and delivered to Agent, for the benefit of itself and Lender, an Assignment of Leases and Rents of even date herewith, and, to the extent the provisions of this Section 9 are inconsistent with the provisions of said Assignment of Leases and Rents, the provisions of this Mortgage shall control. This collateral assignment of Rents is made pursuant to L.A.R.S Section 9:4401 et seq., and upon an Event of Default, Lender may exercise all rights and remedies provided therein.

10. Statements by Borrower. Borrower shall within ten (10) days after

Agent’s request, furnish Agent with a written statement, duly acknowledged, setting forth the sums, according to Borrower’s books and records, secured by the Loan Documents and any right of set-off, counterclaim or other defense which, to Borrower’s then knowledge, exists against such sums and the Obligations.

11. Transfers of the Property or Interests in Borrower. Borrower shall not (a) create or permit the creation of any new ownership interest in Borrower or General Partner or Principal or (b) sell, transfer, encumber, convey or otherwise dispose of (or permit any of the foregoing) (i) all or any part of the Land or the Improvements, or any interest therein (other than as provided in that certain side letter described in Section 6.1(b) of the Loan Agreement) or (ii) any direct or indirect ownership interest in Borrower or General Partner or Principal (including any interest in the profits, losses or cash distributions in any way relating to the Property or Borrower or General Partner). In addition, if Seavest Inc. fails to continue to indirectly control the day to day management and operation of Borrower’s business, then Agent may, at Agent’s option, declare all of the Indebtedness to be immediately due and payable, and Agent may invoke any remedies permitted by the Loan Documents. Intestate transfers or transfers by devise or estate planning transfers to trusts, the beneficiaries of which are family members of the transferor, shall not constitute a transfer for the purposes of the foregoing provisions. In addition, the provisions of this Mortgage shall be subject at all times to the transfer restrictions contained in the Loan Agreement. Notwithstanding any provision to the contrary contained in this instrument, all of the transfers permitted pursuant to the express terms of the Loan Agreement, including without limitation transfers in connection with the Recapitalization (as defined in the Loan Agreement), are hereby permitted without Agent’s or Lender’s consent.

12. Reserved.

13. No Additional Liens, Encumbrances or Indebtedness. Borrower

covenants not to execute any mortgage, deed of trust, security agreement, assignment of leases and rents or other agreement granting a lien (except the liens granted to Lender by the Loan Documents) against or encumbrance on the Property or take or fail to take any other action which would result in a lien against the Property or the interest of Borrower in the Property without the prior written consent of Agent; provided, however, Borrower may in good faith, by appropriate proceeding, contest the validity or amount of any asserted lien and, pending such contest, Borrower shall not be deemed to be in default hereunder if Borrower shall first obtain an endorsement, in form and substance satisfactory to Agent to the loan policy of title insurance issued to Agent for the benefit of Lender insuring over such lien, or, if no such loan policy shall have been issued, then Borrower shall deposit with Agent a bond or other security satisfactory to Agent in the amount of 150% of the amount of such lien to assure payment of the same as and when due.

14. Borrower and Lien Not Released. Without affecting the liability of

Borrower or any other person liable for the payment of the Indebtedness, and without affecting the lien or charge of this Mortgage as security for the payment of the Indebtedness, Agent may, from time to time and without notice to any junior lien holder or holder of any right or other interest in and to the Property: (a) release any person so liable; (b) waive or modify any provision of this Mortgage or the other Loan Documents or grant other indulgences; (c) release all or any part of the Property; (d) take additional security for any obligation herein mentioned; (e) subordinate the lien or charge of this Mortgage; (f) consent to the granting of any servitudes; (g) consent to any map or plan of the Property; or (h) consent to the modification of the Ground Lease. Nothing herein shall be construed to permit Lender to unilaterally amend a Loan Document (including this Mortgage to which there are other parties.

15. Uniform Commercial Code Security Agreement.

(a) This Mortgage shall cover, and the Property shall include, all of

Borrower’s right, title and interest in and to all property now or hereafter affixed or attached to the Land, which to the fullest extent permitted by law, shall be deemed fixtures and a part of the Land. In addition this Mortgage shall constitute a security agreement pursuant to the Code for any portion of the Property which, under applicable law, may be subject to a security interest pursuant to the Code (such portion of the Property is hereinafter called the “Personal Property”) and Borrower hereby grants to Agent, for the benefit of Agent and Lender a security interest in the Personal Property. Agent, for the benefit of Agent and Lender, shall have all of the rights and remedies of a secured party under the Code as well as all other rights and remedies available at law or in equity.

(b) Borrower agrees to execute and deliver to Agent any financing statements, as well as extensions, renewals and amendments thereof, and reproductions of this Mortgage in such form as Agent may reasonably require to perfect a security interest with respect to the Personal Property. Borrower hereby authorizes and empowers Agent and irrevocably appoints Agent its agent and attorney-in-fact to execute and file, on Borrower’s behalf, all financing statements and refilings and continuations thereof as Agent deems necessary or advisable to create, preserve and protect such lien. Borrower shall pay all reasonable costs of filing such financing statements and any extensions, renewals, amendments and releases thereof, and shall pay all reasonable costs and expenses of any record searches for financing statements as Agent may reasonably require.

(c) Borrower shall not, without the prior written consent of Agent, sell,

assign, transfer, encumber, remove or permit to be removed from the Property any of the Personal Property. So long as no Event of Default exists and is continuing, Borrower may sell or otherwise dispose of the Personal Property when obsolete, worn out, inadequate, unserviceable or unnecessary for use in the operation of the Property, but only upon replacing the same with other Personal Property at least equal in value and utility to the disposed Personal Property. Any replacement or substituted Personal Property shall be subject to the security interest granted herein.

(d) To the extent permitted by law, Borrower, Lender and Agent agree that with respect to all items of Personal Property which are or will become fixtures on the Land, this Mortgage, upon recording or registration in the real estate records of the proper office, shall constitute a “fixture filing” within the meaning of the Code. Borrower is the record owner of the Leasehold Estate.

16. Events of Default; Acceleration of Indebtedness. The occurrence of any one or more of the following events shall constitute an “Event of Default” under this Mortgage:
(a) -13-

failure of any Borrower Party to pay, within five (5) days after Agent delivers to Borrower notice of non-payment of any of the Indebtedness, including any payment due under the Note; or

(b) failure of Borrower to strictly comply with Sections 9 (Leases), 11

(prohibition on transfers), 13 (no additional liens) and 141a1,1LA ja and iOi•) (Ground Lease Covenants) of this Mortgage, or to maintain all policies of insurance required hereunder to be maintained within two (2) business days after notice of the termination or expiration of any such policies from Agent or any insurance carrier; or

(c) failure of any Borrower Party, within thirty (30) days after written notice and demand, to satisfy each and every Obligation not set forth in the subsections above; provided, however, if such Obligation cannot by its nature be cured within thirty (30) days, and if Borrower commences to cure such failure promptly after written notice thereof and thereafter diligently pursues the curing thereof (and then in all events cures such failure within ninety (90) days after the original notice thereof), Borrower shall not be in default hereunder during such period of diligent curing; or

(d) Borrower changes the state of its formation/incorporation or its company name without providing Agent thirty (30) days prior written notice; or

(e) the occurrence of a default by any Borrower Party or any Principal under any other Loan Document and the expiration of any applicable notice and/or cure period, if any; or

(f) the occurrence of a default by Borrower under the Ground Lease or the

Master Lease and the expiration of any applicable notice and/or cure period, if any; or

(g) the termination or rejection in bankruptcy of the Ground Lease.

Upon the occurrence of an Event of Default, at the option of Agent, the Indebtedness shall become immediately due and payable without notice to Borrower and Agent shall be entitled to all of the rights and remedies provided in the Loan Documents or at law or in equity. Each remedy provided in the Loan Documents is distinct and cumulative to all other rights or remedies under the Loan Documents or afforded by law or equity, and may be exercised concurrently, independently, or successively, in any order whatsoever.

17. Entry: Foreclosure. In the Event of Default, Agent may declare that the entire principal amount of all Indebtedness then outstanding including interest accrued thereon, be immediately due and payable without presentment, demand, protest, notice of protest or dishonor or other notice of default of any kind, all of which are hereby expressly waived by Borrower. Further, Agent may take such action, without notice or demand, as it deems advisable to protect and enforce its, rights against Borrower, in and to the Property, including, but not limited to, the following actions, each of which may be pursued concurrently or otherwise, at such time and in such order as Agent may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of Agent or

Lender: (i) institute proceedings for the foreclosure of this Mortgage in which case the Property may be sold in one or more parcels or portions under executory or ordinary process, at Agent’s sole option; (ii) institute an action, suit or proceeding for the specific performance of any covenant, condition or agreement contained in this Mortgage, in the Note or any other of the Loan Documents; (iii) recover judgment on the Note either before, during or after any proceedings for the enforcement of this Mortgage; or (iv) pursue such other remedies as Agent may have under applicable law. Agent may proceed under this Mortgage solely as to the immovable property interests, or solely as to the movable property interests, or as to both the immovable and movable property interests in accordance with its rights and remedies in respect of the immovable property interests. In connection with any foreclosure, Agent may procure such title reports, environmental reports, surveys, tax histories, appraisals and other reports relating to the rehabilitation, operation or use of the Property as it deems necessary, and all costs and expenses incurred in connection therewith shall be payable by Borrower or from the proceeds of sale. In case of any sale under this Mortgage, by virtue of judicial proceedings or otherwise, the Property may be sold as an entirety or in parcels, by one sale or by several sales, as may be deemed by Agent to be appropriate and without regard to any right of the Borrower or any other person to the benefit of discussion. In addition to the foregoing remedy, Lender shall also have the following rights and remedies upon the occurrence of any Event of Default:

(a) Set-Off. Upon the occurrence of any Event of Default, Agent shall have the right to set-off any funds of Borrower in the possession of Agent or Lender held with the Loan Agreement or other Loan Documents against any amounts then due by the Borrower to Agent or Lender pursuant to the Mortgage.

(b) Confession of Judgment. Solely for purposes of foreclosure under

Louisiana executory process procedures, Borrower hereby acknowledges the Indebtedness and Obligations and confesses judgment in favor of Lender for the full amount of same.

(c) Keeper. In the event the Property, or any part thereof, is seized as an incident to an action for the recognition or enforcement of this Mortgage by executory process, ordinary process, sequestration, writ of fieri facias or otherwise, Borrower and Agent agree that the court issuing any such order shall, if petitioned for by Agent, direct the applicable sheriff to appoint as a keeper of the Property, Agent or any agent designated by Agent or any person named by Agent at the time such seizure is effected. This designation is pursuant to Louisiana Revised Statutes 9:5136 through 5140.2, inclusive, as the same may be amended, and Agent shall be entitled to all the rights and benefits afforded thereunder. It is hereby agreed that the keeper shall be entitled to receive as compensation, in excess of its reasonable costs and expenses incurred in the administration or preservation of the Property, an amount equal to five (5%) percent of the gross revenues of the Property, which shall be included as Indebtedness secured by this Mortgage. The designation of keeper made herein shall not be deemed to require the Lender to provoke the appointment of such a keeper.

(d) Waivers. Borrower waives in favor of Agent any and all homestead exemptions and other exemptions of seizure or otherwise to which Borrower is or may be entitled under the constitution and statutes of the State of Louisiana insofar as the Property is concerned. Borrower further waives: (a) the benefit of appraisement as provided in Louisiana Code of Civil Procedure Articles 2332, 2336, 2723 and 2724, and all other laws conferring the same; (b) the demand and three days’ delay accorded by Louisiana Code of Civil Procedure Articles 2639 and 2721; (c) the notice of seizure required by Louisiana Code of Civil Procedure Articles 2293 and 2721; (d) the three days’ delay provided by Louisiana Code of Civil Procedure Articles 2331 and 2722; and (e) the benefits of the other provisions of Louisiana Code of Civil Procedure Articles 2331, 2722 and 2723, not specifically mentioned above.

(e) Authentic Evidence. Any and all declarations of facts made by authentic act before a notary public in the presence of two witnesses by a person declaring that such facts lie within his knowledge, shall constitute authentic evidence of such facts for the purpose of executory process. Borrower specifically agrees that such an affidavit by a representative of Agent as to the existence, amount, terms and maturity of the Indebtedness or Obligations and of a default thereunder shall constitute authentic evidence of such facts for the purpose of executory process.

When the Indebtedness or any part thereof shall become due, whether by acceleration or otherwise, if Borrower fails to fully pay such Indebtedness within five (5) days after Agent delivers to Borrower notice of non-payment thereof, Agent may, either with or without entry or taking possession as herein provided or otherwise, proceed by suit or suits at law or in equity or by any other appropriate proceeding or remedy to: (a) enforce payment of the Note or the performance of any term, covenant, condition or agreement of Borrower under any of the Loan Documents; (b) foreclose the lien hereof for the Indebtedness or part thereof and sell the Property as an entirety or otherwise, as Agent may determine; (c) exercise its rights under Section 15 with respect to all or any portion of the Personal Property in accordance with the provisions of the UCC; provided Agent shall have no obligation to clean up or otherwise prepare such Personal Property for sale nor marshal any Personal Property in favor of Borrower or any other secured party; and/or (d) pursue any other right or remedy available to it under or by the law and decisions of the State in which the Land is located. Agent may comply with any applicable state or federal law requirements in connection with a disposition of the Personal Property and compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Personal Property. Notwithstanding any statute or rule of law to the contrary, the failure to join any tenant or tenants of the Property as party defendant or defendants in any foreclosure action or the failure of any such order or judgment to foreclose their rights shall not be asserted by Borrower as a defense in any civil action instituted to collect (a) the Indebtedness, or any part thereof or (b) any deficiency remaining unpaid after foreclosure and sale of the Property.

Upon any foreclosure sale, Agent may bid for and purchase the Property and shall be entitled to apply all or any part of the Indebtedness as a credit to the purchase price.

18. Appointment of Receiver or Mortgagee in Possession. If an Event

of Default is continuing, Agent, upon application to a court of competent jurisdiction, shall be entitled as a matter of strict right, without notice, and without regard to the occupancy or value of any security for the Indebtedness or the insolvency of any party bound for its payment, to the appointment, at its option, of itself as mortgagee in possession, or of a receiver to take possession of and to operate the Property, and to collect and apply the Rents.

19. Expenditures and Expenses. In any action to foreclose the lien hereof or otherwise enforce, Agent’s or Lender’s rights and remedies hereunder, there shall be allowed and included as additional Indebtedness all Costs (as defined in the Loan Agreement) which may be paid or incurred by or on behalf of, Agent, or Lender; including without limitation, the costs of collection, enforcement, retaining, holding, preparing for disposition, processing and disposing of the Personal Property. All Costs and such other reasonable costs, expenses and fees as may be incurred by, Agent or Lender in the protection of the Property and the maintenance of the lien of this Mortgage, including, reasonable attorneys’ fees and costs in any litigation or proceeding affecting this Mortgage, the Note, the other Loan Documents, the Property or the Personal Property, including probate, appellate, and bankruptcy proceedings and any post judgment proceedings to collect or enforce any judgment or order relating to this Mortgage or the other Loan Documents or in preparation for the commencement or defense of any action or proceeding or threatened action or proceeding, shall be immediately due and payable to Lender, with interest thereon at the Default Rate, and shall be secured by this Mortgage.

20. Application of Proceeds of Foreclosure Sale. The proceeds from any sale, lease or other disposition made pursuant to Section 17 or the proceeds from the surrender of any insurance policies pursuant hereto, or any Rents collected by Agent from the Property, or, subject to Section 5(a) hereof, proceeds from insurance which Agent or Lender elects to apply to the Indebtedness, shall be applied by Agent or by Lender, as the case may be, to the Indebtedness in the following order and priority: (i) to the payment of all expenses of advertising, selling, and conveying the Property or part thereof, and/or prosecuting or otherwise collecting Rents, proceeds, premiums, or other sums including reasonable attorneys’ fees, not to exceed one percent (1%) of the proceeds thereof or sums so received; (ii) to the remainder of the Indebtedness in the order of priority set forth in the Note with the excess, if any, being applied, to any party entitled thereto as their rights may appear. The application of proceeds of sale or other proceeds as otherwise provided herein shall be deemed to be payment of the Indebtedness like any other payment. The balance of the Indebtedness remaining unpaid, if any, shall remain fully due and owing in accordance with the terms of the Note or other Loan Documents.

21. Future Advances. This Mortgage is given to secure not only the existing Indebtedness, but also future advances (whether such advances are obligatory or are made at the option of Lender or Agent, or otherwise) made by Agent or Lender under the Loan Agreement, the Note or this Mortgage, to the same extent as if such future advances were made on the date of the execution of this Mortgage. The total amount of indebtedness that may be so secured may decrease or increase from time to time.

22. Waiver of Statute of Limitations. Borrower hereby waives the right to assert any statute of limitations as a bar to the enforcement of the lien created by any of the Loan Documents or to any action brought to enforce the Note or any other obligation secured by any of the Loan Documents.

23. Waiver of Homestead and Redemption. Borrower hereby waives all right of homestead exemption in the Property. Borrower hereby waives all right of redemption on behalf of Borrower and on behalf of all other persons acquiring any interest or title in the Property subsequent to the date of this Mortgage, except decree or judgment creditors of Borrower.

24. Governing Law; Severability. This Mortgage shall be governed by and construed in accordance with the internal laws of the State of Illinois except that the provisions of the laws of the jurisdiction in which the Property is located shall be applicable to the creation, perfection and enforcement of the liens created by this Mortgage on all (a) real property (including improvements, appurtenances and the rents, issues and profits of real property) and (b) except as otherwise provided by the Code, personal property. The invalidity, illegality or unenforceability of any provision of this Mortgage shall not affect or impair the validity, legality or enforceability of the remainder of this Mortgage, and to this end, the provisions of this Mortgage are declared to be severable.

25. Notice. Notices shall be given under this Mortgage in conformity with the terms and conditions of the Loan Agreement and in conformity with applicable law.

26. Successors and Assigns Bound; Joint and Several Liability; Agents;

Captions. The covenants and agreements contained in the Loan Documents shall bind, and the rights thereunder shall inure to, the respective successors and assigns of Agent, Lender and Borrower, subject to the transfer restrictions set forth in the Loan Agreement, and shall bind all persons who become bound as a party to this Mortgage. In exercising any rights under the Loan Documents or taking any actions provided for therein, Agent may act through its employees, agents or independent contractors as authorized by Agent. The captions and headings of the paragraphs of this Mortgage are for convenience only and are not to be used to interpret or define the provisions hereof. As used herein, the term “joint and several liability” shall mean and refer to solidary liability as defined in the Louisiana Civil Code.

27. Release. Upon payment of all sums secured by this Mortgage, Agent shall release this Mortgage. Borrower shall pay Agent’s reasonable costs incurred in releasing this Mortgage and any financing statements related hereto.

28. Loss of Note. Upon notice from Agent of the loss, theft, or destruction of the Note and upon receipt of an affidavit of lost note and an indemnity reasonably satisfactory to Borrower from Agent, or in the case of mutilation of the Note, upon surrender of the mutilated Note, Borrower shall make and deliver a new note of like tenor in lieu of the then to be superseded Note.

29. Survival of Obligations. Each and all of the Obligations shall survive the execution and delivery of the Loan Documents and the consummation of the Loans called for therein and shall continue in full force and effect until the Indebtedness shall have been paid in full; provided, however, that nothing contained in this Section 29 shall limit the Obligations of Borrower as otherwise set forth herein.

30. Covenants Running with the Land. All Obligations contained in this

Mortgage and the other Loan Documents are intended by Borrower and Agent to be, and shall be construed as, covenants running with the Property until the lien of this Mortgage has been fully released by Agent.

31. Entire Agreement. THIS MORTGAGE AND OTHER LOAN DOCUMENTS EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDING, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OR PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO.

32. Further Assurances. Borrower agrees to execute any further documents, and to take any further actions reasonably requested by Agent to evidence or perfect the security interests granted herein, to maintain the first priority of the security interests, and to effectuate the rights specifically granted to Agent and Lender hereunder.

33. Jury Trial Waiver. BORROWER AND LENDER BY ITS ACCEPTANCE OF THIS MORTGAGE, HEREBY WAIVE THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR RELATED TO, THE SUBJECT MATTER OF THE LOAN DOCUMENTS AND THE BUSINESS RELATIONSHIP THAT IS BEING ESTABLISHED. THIS WAIVER IS KNOWINGLY, INTENTIONALLY AND VOLUNTARILY MADE BY BORROWER AND BY LENDER, AND BORROWER ACKNOWLEDGES THAT NEITHER LENDER NOR ANY PERSON ACTING ON BEHALF OF LENDER HAS MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR HAS TAKEN ANY ACTIONS WHICH IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. BORROWER AND LENDER ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT BORROWER AND LENDER HAVE ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THE LOAN DOCUMENTS AND THAT EACH OF THEM WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS. BORROWER AND LENDER FURTHER ACKNOWLEDGE THAT THEY HAVE BEEN REPRESENTED (OR HAVE HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THE LOAN DOCUMENTS AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL.

34. Ground Lease Covenants.

For so long as the Indebtedness shall remain outstanding, Borrower hereby covenants, warrants and represents as follows:

(a) The Ground Lease is and shall be maintained in full force and effect.

Borrower shall not suffer or permit any amendments or modifications of the Ground Lease to be made, except for such amendments or modifications as are permitted in writing by Agent, such permission not be unreasonably withheld.

(b) Borrower shall cause all rent, additional rent and other charges payable under the Ground Lease to be paid when due (subject to (i) any applicable notice and cure periods under the Ground Lease and (ii) appropriate contesting of any such rent or other charges, if any, solely as permitted by the Ground Lease, provided that Agent is provided with adequate security for such contest).

(c) There are, as of the date hereof, and will be, no defenses to Borrower’s enforcement of its rights under the Ground Lease.

(d) As of the date hereof, (i) Borrower is not in default in the performance of any of its obligations under the Ground Lease, and (ii) there are no circumstances which, alone or with the passage of time or the giving of notice or both, would constitute an event of default thereunder.

(e) To Borrower’s knowledge, as of the date hereof, Ground Lessor is not in default in the performance of any of its material obligations under the Ground Lease.

(1) Borrower will promptly and faithfully, in all material respects, observe,

perform and comply, or cause the observance, performance and compliance with, all the material terms, covenants and provisions of the Ground Lease, on its part to be observed, performed and complied with, at the times set forth therein, and, upon acquiring knowledge of the same, will enforce the material obligations of Ground Lessor under the Ground Lease, to the end that Borrower may enjoy all of the material rights granted it under the Ground Lease.

(g) Without Agent’s prior written consent, Borrower will not suffer or permit a cancellation or termination of the Ground Lease, nor any subletting or assignment of any of Borrower’s interest under the Ground Lease (other than the Master Lease and the subleases permitted thereunder).

(h) Upon obtaining actual knowledge, Borrower will give Agent prompt notice of any default by any party under the Ground Lease, and promptly deliver to Agent copies of each notice of default sent or received by Borrower under the Ground Lease.

(i) Borrower will furnish to Agent such information and evidence as Agent may reasonably request concerning Borrower’s due observance, performance and compliance with the terms, covenants and provisions of the Ground Lease. If any default by Borrower has occurred under the Ground Lease and Ground Lessor has delivered written notice thereof, Agent shall have the right, but not the obligation, to cure such default and all reasonable sums paid to cure any such default shall bear interest at the Default Rate and shall be added to the Indebtedness in accordance with the provisions of Section 7 of this Mortgage.

(j) Fee title to the Land and the leasehold estate conveyed by the Ground

Lease shall not merge but shall always be kept separate and distinct, notwithstanding the union of said estates in either Ground Lessor, Borrower or a third party, whether by purchase or otherwise and accordingly, if Borrower acquires the fee title or any other estate, title or interest in the Land demised by the Ground Lease, or any part thereof, the lien of this Mortgage shall attach to, cover and be a lien upon such acquired estate, title or interest and same shall thereupon be and become a part of the Property with the same force and effect as if specifically encumbered herein.

(k) Neither Agent nor Lender shall have any liability or obligation under the Ground Lease by reason of its acceptance of this Mortgage.
35.	Counterparts.	This Mortgage may be executed in multiple

counterparts, each of which shall constitute an original, and together shall constitute one and the same instrument.

[Remainder of page intentionally blank; signature page follows]

TMB-LAKE CHARLES, L.P., a Delaware limited partnership

By: SMP-General Partner, LLC,
a Delaware limited liability company, its General Partner

By: Seavest Properties I, LLC,

a Delaware limited liability company, its Managing Member

By: SP I Manager, LLC,
a Delaware limited liability company, its Managing Member

By: Seavest Inc.,

a New York corporation, its Non-Member Manager

By: /s/ Douglas F. Ray
Name: Douglas F. Ray
Its: President

STATE OF NEW YORK	)
)
COUNTY OF WESTCHESTER	)

The foregoing instrument was acknowledged before me this 22nd day of

December, 2006, by Douglas Ray, the Vice President of Seavest , Inc., a New York corporation, non-member/ manager of SMP Manager, LLC, a Delaware limited liability company, managing member of Seavest Medical Properties, LLC, a Delaware limited liability company, managing member of SMP-General Partner, LLC, a Delaware limited liability company, general partner of TMB-Lake Charles, L.P. a Delaware limited partnership, on behalf of said limited partnership.

/s/ Ascensina D. Tookmanian
Notary Public

Ascensina D. Tookmanian
Printed Name (or Stamp) of Notary Public
My Appointment Expires: September 21, 2010